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                                                                   exhibit h(9)

                             Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004


                                 March 17, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:  Smith Barney Trust II - Accounting Services Agreement

Ladies and Gentlemen:

         Pursuant to Section 7.1 of the Accounting Services Agreement dated as of September 1, 1997 (the "Agreement"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that Smith Barney Short Duration Municipal Income Fund (the "Series") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

         Please sign below to evidence your agreement to provide such services to the Series and to add the Series under the Agreement.



                                            Smith Barney Trust II


                                            By:    /s/ Lewis E. Daidone
                                                   -------------------------

                                            Title: Senior Vice-President
                                                   -------------------------

Agreed:

STATE STREET BANK AND TRUST COMPANY


By:    /s/ Joseph L. Hatley
       --------------------------

Title: Executive Vice-President
       --------------------------